Filed pursuant to Rule 424(b)(3)
Registration No. 333-190518

Prospectus

inContact, Inc.

376,459 SHARES OF COMMON STOCK

The prospectus relates to the offer and sale, from time to time, of up to 376,459 shares of the common stock of inContact, Inc., by the selling security holders listed on page 7 of this prospectus or their transferees. We will not receive any proceeds from the sale of shares by selling security holders. We are paying the expenses of registering the shares for the selling security holders.

Subject to certain restrictions the selling security holders may, from time to time, offer and sell or otherwise dispose of the shares of common stock described in this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, and may be to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling security holders will bear all discounts, concessions, commissions and similar expenses, if any, attributable to the sale of shares. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See the “Plan of Distribution” section in this prospectus for more information about how the selling security holders may sell or dispose of their shares of common stock.

Our common stock is listed on The NASDAQ Stock Market under the symbol “SAAS.” On August 6, 2013, the last reported sale price of our common stock was $9.13 per share.

Our principal executive offices are located at 7730 S. Union Park Avenue, Suite 500, Salt Lake City, UT 84047.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2013.

SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus, including the “Risk Factors” section, and the documents and information incorporated by reference into this prospectus before making an investment decision.

What We Do

inContact, Inc. (“inContact,” “we,” “us,” “our,” or the “Company”) began in 1997 as a reseller of telecommunications services and has evolved to become a leading provider of cloud contact center software solutions. We help contact centers around the world create effective customer experiences through its powerful portfolio of cloud contact center call routing, self-service and agent optimization solutions. The Company’s services and solutions enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, and ensure ongoing customer-centric business improvement and growth.

We began offering cloud solutions to the contact center market in 2005. Our dynamic technology platform provides our customers a pay-as-you-go solution without the costs and complexities of premise-based systems. Our proven cloud delivery model provides compelling total cost of ownership savings over premise-based technology by reducing upfront capital expenditures, eliminating the expense of system management and maintenance fees, while providing agility that enables businesses to scale their technology as they grow.

We operate under two business segments: Software and Telecom. The Software segment includes all services related to the delivery of our inContact portfolio of cloud contact center software solutions. The Telecom segment includes all voice and data long distance services provided to customers. Software segment revenue was 50% of total revenue in 2012, 45% in 2011, and 41% in 2010.

The inContact Cloud Portfolio

The inContact portfolio consists of the following integrated solutions:

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inContact ACD™: The goal of an Automatic Call Distributor (“ACD”) is to get callers to the right agent as quickly as possible. inContact provides advanced contact handling and routing functionality along with the management services required for our customers to monitor and manage the process. The inContact ACD includes skills-based routing, universal contact queues, automatic call back, and inbound/outbound call blending. Dynamic connections with the database enhance the call routing even further by leveraging real-time data for routing decisions to improve the caller experience. inContact ACD is also capable of aggregating multiple contact center sites into a single entity for improved management and reporting of large, complex contact center operations.

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inContact CTI™: Computer Telephony Integration (“CTI”) leverages the customer database to deliver a caller experience based on data relevant to the caller. inContact CTI integrates with customer data servers to provide agents with pre-populated customer data that reduce contact handling times. The inContact CTI can also link Interactive Voice Response applications with transaction databases, enabling caller self-service and reducing the need for agents where appropriate.

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inContact IVR™: inContact Interactive Voice Response (“IVR”) is a mature IVR that delivers a typical initial caller experience. IVR is the key to good self-service and assists the caller to get to the appropriate live-agent service. inContact IVR is unique because of the robust drag-and-drop utility that is used to create specialized call flows that are unique to each customer. Customers can retain control and develop the call flows for themselves or engage our professional services team to create a tailor made solution to create unique workflows.

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InContact Dialer: The inContact Dialer combines state-of-the art inbound contact handling with full-featured campaign-based outbound dialing to maximize agent productivity. At the heart of the inContact Dialer is a highly sophisticated simulation-based dialing engine that determines the optimal balance between wait times and abandoned calls.

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inContact Integrations: inContact was designed from the ground up to be open and integrate with various hardware and software solutions already in place at our customers’ sites. inContact can overlay an existing private branch exchange (“PBX”), while communicating hand-in-hand with the customer relationship management (“CRM”) solutions used by our customers.

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inContact ECHO®: inContact ECHO gathers the opinion of the user and presents the analysis of the feedback directly to supervisors and agents to identify gaps in service and processes. Most companies try to gather user feedback, but many find it difficult to translate user opinion into meaningful data that promotes better service delivery. inContact ECHO is an essential component of the portfolio to close the loop between offering service and evaluating the results of the service for continuous improvement.

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inContact Workforce Management™: inContact Workforce Management (“WFM”) helps our customers forecast demand, workforce scheduling, analyze and optimize staffing and report real-time adherence in their contact centers. inContact WFM includes analysis to predict service levels, abandon rates and queue times as well as a break/lunch optimization wizard to improve staffing efficiency. In addition, agents can review their schedule, set up schedule preferences, request time off, and swap shifts with other agents on their own.

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inContact Quality Monitoring™: inContact’s Quality Management Software provides insights into agent performance and customer satisfaction. It works by scoring agent performance against objectives that a customer can define and monitor. The Quality Management scorecard then provides specific details about each agent’s performance that can be used to guide training and coaching programs.

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InContact Screen Recording™: inContact Screen Recording provides compliance level screen recording functionality for all voice channel interactions. It captures and stores recordings for quick playback to meet legal and regulatory requirements. The inContact ACD communicates directly with the screen recording gateway server located on the customer premise to initiate the start and stop of screen recording activity of the agent desktop.

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inContact Reports 2.0: inContact Reports 2.0 is an interactive reporting tool that provides insight into contact center operations by providing our customers with the business intelligence needed to make informed decisions. Reports 2.0 allows customers to access, filter, and report on over 100 metrics applicable to our customer contact centers and enables them to drill down into the data and discover the root cause of a problem and act on it immediately.

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inContact Network Connectivity: inContact runs a national carrier-class telecommunications network providing both TDM and VoIP connectivity as well as toll-free and local-number services. All incoming calls are handled on the inContact network that was designed from the ground up to support a broad range of software applications. Outgoing calls are routed through a portfolio of partners specially selected for call-quality as well as low-cost services to benefit our customers.

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Professional Services: inContact offers professional support services from contact center experts who help customers establish, set up and optimize their contact centers for user satisfaction and revenue optimization. Our contact center experts assist customers in customizing detailed call routing and call distribution mapping to ensure calls are routed in the most effective and efficient manner possible using the inContact portfolio of services to their maximum potential needed by each unique contact center.

The Power of the Cloud Model

The cloud model enables subscribers to access a wide variety of software solutions that are developed specifically for delivery over the Internet on a pay-as-you-go basis. Purchasing cloud software solutions offers advantages to businesses over traditional software licensing and delivery models, including the following:

•	Operational expense rather than a capital expense;

•	Overlay existing infrastructure without additional investment;

•	Low up-front expenditure reduces risk and is especially appealing in a challenging economic climate;

•	Remove complexity of day-to-day management;

•	Ability to use at-home agents or multi-site workforces because the service is delivered over the Internet and can be accessed from any location;

•	Continued access to state-of-the-art technology and avoidance of technology lock-in with no need to install and manage third-party hardware and software in-house;

•	Ability to scale as business needs change; and

•	Instant built-in scalability, redundancy, security, hosting and IT expertise.

This type of lower cost subscription service is particularly attractive for start-up companies and medium-sized businesses. However, the model also is becoming increasingly appealing to larger organizations. While the total cost of ownership benefits of the cloud are important, these large enterprise customers are moving to the cloud to improve their business agility. This business agility enables enterprises to react to changing market conditions quickly, change service processes or offerings on the fly, scale up and down as seasonality or volumes indicate, and use their technology as a growth driver for their business.

For companies selling software solutions under the cloud model, such as inContact, sales generally result in lower initial revenues than traditional software licensing and delivery models. However, because customers generally subscribe to this kind of product for multiple years, future revenues are more predictable than traditional software sales models where license revenue may be recognized in the quarter when signed. As a result of our use of the cloud subscription model, we depend on monthly recurring revenues from our customers, which provide us with a much more predictable and stable revenue stream than if we sold our inContact contact center software solution as a premise-based product.

Telecom Products and Services

Our telecommunications network is the backbone of the inContact platform as our customers’ calls are routed across our carrier-grade network. Our ability to provide telecommunications connectivity as well as cloud software services create a strong competitive advantage for those customers who are looking for a single source supplier for both these services.

As a domestic and international long distance reseller and aggregator, we contract with a number of third party long distance service providers for the right to resell telecommunication services to our customers. Our primary providers are CenturyLink, Verizon, Level 3 and Global Crossing. The variety of traditional telecommunication services we offer enables our customers to:

•	buy most of the telecommunications services they need from one source,

•	combine those services into a customized package including our all-in-one, contact center solution,

•	receive one bill for those services,

•	contact us at a single point of contact if service problems or billing issues arise, and

•	depend on our professional team of employees to manage their network and contact center solution, end-to-end, so our customers can focus on their business operations.

The contracts with our third party long distance service providers are customary in the industry and designate inContact as the point of contact for all customer service calls. These agreements stand for one to three years and are generally renewable at the end of each contract term, when rates are often renegotiated on the basis of prevailing rates in the industry.

We also acquire, from our third party long distance service providers, dedicated long distance service, toll-free 800/888/877/866 services, and dedicated data transmission service. These services and fees are billed to us as stated in our contracts with our providers and are payable on the same terms as switched long distance service.

We maintain a contact center in Salt Lake City, Utah for receiving customer service and billing inquiries. Our customer service personnel are available during extended business hours and also provide emergency service 24 hours a day, seven days a week. We place a high priority on customer service since we believe it is a primary factor in acquiring and retaining customers.

Our principal business office is located at 7730 S. Union Park Avenue, Suite 500, Midvale, UT 84047, and our telephone number is (801) 320-3200. Our website address is www.incontact.com. Information contained in our website or any other website does not constitute part of this prospectus.

RISK FACTORS

You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and subsequent reports filed on Form 10-Q, as well as the following risk factors, in evaluating our company. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors incorporated by reference and included herein might cause those differences.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our cash flows from operations or earnings estimates;

•	publication of research reports about us, or the contact center services or cloud-based software services industries, generally;

•	claims our intellectual property violates the intellectual property rights of others;

•	significant security breaches of our databases holding customer information;

•	significant system failures;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in the market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions, including sales of common stock, by our stockholders;

•	speculation in the press or investment community regarding our business;

•	general market and economic conditions; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Future sales of shares of our common stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, to fund expansion of our operations or for other purposes. We may issue shares of our common stock at prices or for consideration that is greater or less than the price at which the shares of common stock are offered and sold under this prospectus. To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the U.S. federal securities laws. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this prospectus under the caption “Risk Factors” beginning on page 6 and in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and other factors, most of which are beyond our control.

The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this prospectus are forward looking-statements. Although we believe that the forward-looking statements contained in this prospectus are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Important factors that may affect our expectations and estimates include:

•	The highly competitive and evolving nature of the industry in which we compete;

•	Rapid technological changes;

•	The high incidence of intellectual property infringement claims involving technology companies.

•	Failure by us to implement our strategies;

•	Our ability to keep pace with changing customer needs;

•	Financial difficulties experienced by any of our top customers;

•	Our debt and debt service requirements that restrict our operating and financial flexibility, and impose interest and financing costs;

•	Our ability to attract and retain key personnel;

•	General economic and market conditions; and

•	Possible terrorist attacks and ongoing military action throughout the world.

Our forward-looking statements speak only as of the date of this prospectus. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered by the Selling Security Holders.

SELLING SECURITY HOLDERS

Beneficial Ownership

The registration statement, of which this prospectus forms a part, relates to the registration and possible resale of up to 376,459 shares of our common stock by Transcend Products, LLC, a Utah limited liability company (“Transcend Products”).

The following table sets forth information with respect to the beneficial ownership of our common stock held as of August 9, 2013, by Transcend Products, the number of shares being offered hereby and information with respect to shares to be beneficially owned by Transcend Products assuming all the shares registered hereunder are sold. The percentages in the following table reflect the shares beneficially owned by Transcend Products as a percentage of the total number of shares of our common stock outstanding as of July 22, 2013.

Selling Security Holder	Number of Shares Owned	Number of Shares Offered	Number of Shares Owned After (1)	Percentage Owned After (1)
Transcend Products, LLC (2)	376,459	376,459	-0-	-0-

(1)	Assumes that Transcend Products disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean Transcend Products will sell all or any portion of the shares covered by this prospectus.
(2)	Rix Ryskamp and Paul Reay are the managers of Transcend Products entitled to exercise voting and investment control over the shares held by Transcend Products and, therefore, may be deemed to hold a beneficial interest in such shares.

On December 21, 2012, we entered into a development agreement with Transcend Products. The Software Development, OEM Licensing and Reseller Agreement (the “Development Agreement”) provides for the integration of Transcend Products’ proprietary software system for an outbound dialing platform for customer support services and call centers with our suite of inContact services, and an ongoing license to use and distribute the resulting integrated system. In consideration for the services and license, we agreed to pay Transcend Products a maximum development fee of $300,000, which was in fact paid, and an ongoing royalty based on the number of “seats” or stations for which our customers license the integrated system. In connection with the Development Agreement we negotiated for the right to acquire certain assets of Transcend Products, which was memorialized in the Exclusive Option and Purchase Agreement dated December 31, 2012 (the “Purchase Agreement”).

The Purchase Agreement granted to us an option to purchase the patent rights and other intellectual property related to Transcend Products’ proprietary software system for an outbound dialing platform, the rights to the integrated product developed under the Development Agreement, certain equipment and customer accounts, and other intangible assets of Transcend Products. The option was exercisable at any time on or before June 30, 2013, and we did exercise the option in June 2013, and closed the acquisition of the assets on July 2, 2013.

The purchase price for the acquired assets was $6,000,000 plus an additional contingent earnout payment of $1,000,000, which is payable if, during three consecutive calendar months beginning in the two-year period beginning August 1, 2013, we have active ports for our customers (including indirect customers acquired through our distributors) for access and use of the outbound dialing platform service under customer/ reseller contracts that result in billings for such service in each such calendar month of at least $250,000.

The purchase price was paid by applying as a credit the development fee of $300,000 paid under the Development Agreement, tendering cash to Transcend Products or at its direction in the amount of $2,700,000, and issuing to Transcend Products 376,459 shares of our common stock, which are all of the shares Transcend Products proposes to offer under this prospectus. The number of shares issued was determined by dividing $3,000,000 by $7.969, which is an average of closing sale prices per share reported on the NASDAQ Capital Market during a measurement period prior to the closing. The contingent earnout payment may be made in cash or shares of common stock, at our election.

PLAN OF DISTRIBUTION

General

We are registering 376,459 shares of our common stock for possible sale by the selling security holders. Unless the context otherwise requires, as used in this prospectus, “selling security holders” includes the selling security holders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling security holders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

Subject to the restrictions described below, the selling security holders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on The NASDAQ Stock Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling security holders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling security holders and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Stock Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling security holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling security holders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. We will bear the expenses of the offering of shares, except that the selling security holders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling security holders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling security holder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by the selling security holders that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling security holder.

The selling security holders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling security holders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling security holders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for inContact by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from inContact’s Annual Report on Form 10-K, and the effectiveness of inContact’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33762) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2013;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2013;

•	Current report on Form 8-K filed with the SEC February 14, 2013;

•	Current report on Form 8-K filed with the SEC; March 21, 2013

•	Current report on Form 8-K filed with the SEC May 15, 2013;

•	Current report on Form 8-K filed with the SEC May 22, 2013;

•	Current report on Form 8-K filed with the SEC May 24, 2013;

•	Current report on Form 8-K filed with the SEC June 14, 2013;

•	Current report on Form 8-K filed with the SEC June 27, 2013; and

•

The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33762) filed with the SEC on October 24, 2007, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. These documents can also be accessed through our website at www.incontact.com. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

inContact, Inc.

Attn: Corporate Secretary

7730 S. Union Park Avenue, Suite 500

Salt Lake City, UT 84047

(801) 320-3200

Information on Our Website

Information on any inContact website, any subsection, page, or other subdivision of any inContact website, or any website linked to by content on any inContact website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.